Exhibit 10.2
                        2004 MANAGEMENT INCENTIVE PROGRAM

                                TABLE OF CONTENTS
                                                                            Page

INCENTIVE COMPENSATION PLAN...................................................1

      1.   General Description................................................1

      2.   Definitions........................................................1

      3.   Effective Date and Duration........................................2

      4.   Administration.....................................................3

      5.   Determination of Bonus Pool and Awards.............................3

      6.   Payment and Deferral of Awards.....................................4

      7.   General............................................................4

      8.   Amendments and Termination.........................................5

LONG-TERM INCENTIVE PLAN OF 2004..............................................5

      1.   General Description................................................5

      2.   Definitions........................................................5

      3.   Effective Date and Duration........................................9

      4.   Administration.....................................................9

      5.   Grant of Options, Restricted Stock Awards, and Performance Share
           Awards:  Shares Subject to the Plan................................9

      6.   Eligibility.......................................................10

      7.   Stock Options.....................................................10

      8.   Performance Shares................................................11

      9.   Restricted Stock Awards...........................................12

      10.  Performance Restricted Stock Awards...............................13

      11.  General...........................................................14

      12.  Changes in Capital Structure......................................15

      13.  Amendments and Termination........................................15

                        2004 MANAGEMENT INCENTIVE PROGRAM

                            As Amended July 28, 2004

         The purpose of the 2004 Management Incentive Program (the "Program") is to provide a means through which Unocal Corporation (the "Company") and its subsidiaries may attract and retain able employees upon whom the success of the Company rests, and provide a means whereby those employees will be fairly compensated and can acquire and maintain stock ownership, thereby strengthening their commitment to maximizing the value of the Company for its stockholders.

         The Program has two major components:

         1. The Incentive Compensation Plan; and

         2. The Long-Term Incentive Plan of 2004

         A total of 12,000,000 shares will be subject to issuance under the Incentive Compensation Plan and under the Long-Term Incentive Plan of 2004. Of 1this amount of 12,000,000 shares, not more than 6,000,000 shares may be issued as Performance Share Awards, Restricted Stock Awards and Performance Restricted Stock Awards.

Each of the components of the Program is described in the sections which follow.


INCENTIVE COMPENSATION PLAN

1.   General Description

         The Incentive Compensation Plan provides for annual cash awards to Employees of the Company and its Subsidiaries. Participants may elect to defer a portion of their annual Award into Restricted Stock, which shall be granted under and subject to the terms of the Long-Term Incentive Plan of 2004, and may also elect to defer payment of cash Awards pursuant to a cash deferral program.

2.   Definitions

         The following definitions shall be applicable throughout the Plan:

     a.   "Award" means a cash award granted under the Plan.

     b.   "Award Period" means a period of one year.

     c. "Board" means the Board of Directors of the Company, except those members who are Employees.

     d.   "Code" means the Internal Revenue Code of 1986, as amended.

     e. "Committee" means the Management Development and Compensation Committee of the Board, which shall consist solely of two or more directors who qualify as "outside directors" as defined in the regulations under Section 162(m) of the Code and as "non-employee directors" within the meaning of Rule 16b-3 under
Section 16 of the Securities Exchange Act of 1934. In the event that one or more members of the Committee is determined not to comply with these requirements, then the entire Board may serve as the Committee for purposes of the Plan, including ratification of prior grants made by the Committee.

     f.   "Company" means Unocal Corporation.

     g. "Comparative Return to Stockholders" means the Company's return to stockholders compared to the return to stockholders of selected Peer Group Companies. The Committee shall, in its sole discretion, determine the basis for comparing stockholder returns.

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     h.  "Employee"  means any person  regularly  employed  by the  Company or a
Subsidiary on a full-time salaried basis.

     i. "Fair Market Value" for purposes of determining the number of shares subject to a Restricted Stock Award under Section 6 means the average of the closing prices of the Stock as reported in the New York Stock Exchange Composite Transactions quotations for the 30 consecutive trading days prior to the first day of the calendar year in which the Award is payable.

     j. "Free Cash Flow" means cash flow from operating activities less cash flow used in investing activity.

     k. "Future Year Value Creation" means the sum of (i) the present value of additions to oil and gas reserves through new commercial discoveries, (ii) the increase of the present value of existing assets due to accelerated development or commercialization and (iii) such other value additions as the Committee shall establish.

     l. "Holder" means an Employee of the Company who has deferred a portion of his Award into Restricted Stock.

     m. "Net Cash Provided by Operating Activities" means net cash provided by operating activities as determined in accordance with Statement of Financial Accounting Standards No. 95, Statement of Cash Flows.

     n. "162(m) Participant" means an Employee who is an executive officer whose compensation may be subject to the limitation on deductibility under Section 162(m) of the Code, as determined by the Committee in its sole discretion.

     o. "Peer Group Companies" means those companies selected by the Committee prior to the expiration of the first 90 days of an Award Period for the purpose of comparing returns to stockholders during the Award Period. Unless otherwise provided by the Committee at the time target awards are established, if, during an Award Period, a member of the Peer Group of Companies is acquired by or merged into another company and separate reports with respect to its return to stockholders are not available, or a member is liquidated or for any other reason does not have separate reports with respect to its return to stockholders, then such company shall cease to be a member of the Peer Group of Companies.

     p. "Plan" means the Incentive Compensation Plan, as amended from time to time.

     q. "Program" means the 2004 Management Incentive Program, as amended from time to time.

     r. "Restricted Stock Award" means a restricted stock award as defined in the Long Term Incentive Plan of 2004.

     s. "Return on Capital Employed" or "ROCE" means the Company's net earnings generated relative to the total level of capital (debt and equity) utilized.

     t.  "Subsidiary"   means  any  corporation  of  which  a  majority  of  the
outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

3.   Effective Date and Duration

         The Plan shall be effective on February 10, 2004, the date of its approval by the Board (the "Effective Date"). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on March 31, 2009. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Committee with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

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4.   Aministration

         The Committee shall administer the Plan. The acts of a majority of the members present at any meeting at which a quorum is present and acts unanimously approved in writing by the Committee shall be deemed the acts of the Committee. The Committee may conduct meetings in person or by telephone. The Committee may, in its discretion, delegate the authority to grant Awards under the Plan to Employees other than executive officers to a committee of the Board of Directors of the Company.

         No member of the Committee, while serving as such, shall be eligible to receive an Award under the Plan. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable in the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

5.   Determination of Bonus Pool and Awards

         The Committee shall elect Employees to participate in the Plan. The bonus pool for each Award period shall be an amount equal to two percent (2%) of the Company's Net Cash Provided by Operating Activities during the Award Period. The aggregate amount of Awards under the Plan, without giving effect to any augmentation upon deferral into Restricted Stock, may not exceed this bonus pool.


         Within the first 90 days of each Award Period, the Committee shall establish the level of Awards for 162(m) Participants. The amount of each such Award shall be expressed as a percentage of the bonus pool. The Committee shall have the sole discretion to determine whether the full amount of such Awards will be paid to such participants and may reduce, but may not increase, the amount payable under an Award based on such criteria as the Committee, in its sole discretion may determine, which criteria may include, but shall not be limited to, one or more of the following: Comparative Return to Stockholders, ROCE, Free Cash Flow, Future Year Value Creation and individual performance.


         The Committee shall also establish individual target Awards, expressed as a percentage of salary, for the remaining participants. Subject to the amount of the bonus pool available after payment of the Awards described in the preceding paragraph, the Committee shall have the sole discretion to determine the actual amounts paid out under these Awards, which amounts may be greater than or less than the target amounts, on the basis of factors such as, but not limited to, the following:

     a.   Comparative Return to Stockholders,

     b.   ROCE,

     c.   Free Cash Flow,

     d.   Future Year Value Creation,

     e. Comparison of actual operational or financial results to plans or goals, adjusted for external factors such as changes in market prices,

     f. Individual performance of Employees selected to participate in the Plan, and

     g.   Reasonableness of total cash compensation.


         Notwithstanding any other provision of the Plan, the maximum cash Award payable to a participant in the Plan in any calendar year shall be 0.25% of the Company's Net Cash Provided By Operating Activities for the calendar year or, if less, $2,500,000; provided, however, that any portion of an Award deferred in the form of Restricted Stock may be adjusted pursuant to Section 6.


         In the event of a "Change of Control" (as such term is defined in the Long-Term Incentive Plan of 2004) the Award Period shall be reduced to the period ending on the date of such Change of Control. The amount payable to 162(m) Participants shall be determined as set forth in Section 5, but based on the bonus pool for the shortened Award Period. Each other participant in the Plan shall be paid in cash not less than his or her target award, prorated by the ratio that the reduced Award Period bears to the calendar year and subject to the limitation of the first paragraph of this Section 5.

6.   Payment and Deferral of Awards

         Awards under the Plan shall be paid in cash from general funds of the Company in a manner to be prescribed by the Committee. An Award may be paid all or in part as a Restricted Stock Award, granted under and subject to the terms of the Long-Term Incentive Plan of 2004, as determined by the Committee or pursuant to an annual election of the recipient under such terms as the Committee may establish. In consideration for forgoing cash compensation, the Committee may, in its discretion, make a Restricted Stock Award with a total dollar value greater than the Award deferred, provided that any such increase shall not exceed 100% of the dollar value of the Award deferred, and provided further, with respect to 162(m) Participants, the Committee shall establish any applicable percentage increase at the same time that it establishes their Award levels for the Award Period. The number of shares of Restricted Stock issued in consideration of Awards deferred shall be equal to the dollar value of the Award after any such increase divided by the Fair Market Value of the Stock. Any fractional shares shall be paid in cash. The Committee may also permit participants in the Plan to defer payment of cash Awards pursuant to a cash deferral program on such terms, including interest which may be credited thereon, as the Committee may approve in its sole discretion.

7.   General

     a. Government and Other Regulations. The obligation of the Company to make payment of distributions under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.

     b. Tax Withholding. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as required by law to be withheld with respect to such cash payments. The provisions of the Long Term Incentive Plan of 2004 shall govern tax withholding with respect to any portion of an Award paid in the form of a Restricted Stock Award.

     c. Claim to Awards and Employment Rights. No Employee or other person shall have any claim or right to be granted an Award under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or a Subsidiary.

     d. Beneficiaries. Any payment due under the Plan to a deceased participant shall be paid to the beneficiary designated by the participant in writing and filed with the Committee. If no such beneficiary has been designated, payment shall be made to the participant's surviving spouse. If a participant does not designate a beneficiary or have a surviving spouse, payment shall be made to the participant's legal representative. A beneficiary designation may be changed or revoked by a participant at any time, provided the change or revocation is filed in writing with the Committee.

     e. Nontransferability. A person's rights and interests under the Plan, including amounts payable, may not be assigned, pledged, or transferred except, in the event of an Employee's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution, except as may be permitted by the Committee in its sole discretion. The transfer restrictions set forth in provisions of the Long Term Incentive Plan of 2004 shall apply to any Restricted Stock Awards granted in lieu of cash under an Award.

     f. Indemnification. Each person who is or shall have been a member of the Committee or the Board, including the Employee directors, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit or proceeding against him. He shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     g. Reliance on Reports. Each member of the Committee and the Board, including the Employee directors, shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     h. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary, unless specifically so provided under such plan.

     i. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

     j. Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

     k. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

8.   Amendments and Termination

         The Board may at any time terminate the Plan, and with the express written consent of a Holder, the Board or Committee may cancel, reduce or otherwise alter his outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that, to the extent then required by applicable law or any applicable listing agency, or as deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.



LONG-TERM INCENTIVE PLAN OF 2004
As Amended July 28, 2004

1.   General Description

         The Long-Term Incentive Plan of 2004 provides for granting Nonqualified Stock Options, Restricted Stock Awards, Performance Shares and Performance Restricted Stock Awards. The Plan succeeds the Unocal Long-Term Incentive Plan of 1998.

2.   Definitions


         The following definitions shall be applicable throughout the Plan but shall not be deemed to apply in other contexts unless specifically provided otherwise:

     a. "Award" means,  individually or  collectively,  any  Nonqualified  Stock
Option,   Restricted  Stock  Award,   Performance  Share  Award  or  Performance
Restricted Stock Award.

     b. "Award Period" means the period of time (which shall not be less than three years) used to determine any payments of Performance Share Awards.

     c. "Board" means the Board of Directors of the Company, except those members who are Employees.

     d. "Cause" means (i) conduct or action by a Holder that violates the Company's code of conduct or is materially harmful to the Company, (ii) theft, forgery, fraud, misappropriation, embezzlement, moral turpitude or other act of material misconduct against the Company or any of its affiliates, (iii) willful failure by a Holder to follow an order of the Board, except in such case where the Holder believes in good faith that following such order would be materially detrimental to the interests of the Company, (iv) a Holder's conviction of or pleading guilty or nolo contendere to a felony or
(v) performance by a Holder falls below the reasonable expectations of the Company.

     e. "Change of Control" means:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of
     Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this
     Section 2(e); or

          (ii) Individuals who, as of February 10, 2004, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to February 10, 2004 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination,
     (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Resulting Entity") in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any Resulting Entity or any employee benefit plan (or related trust) of the Company or such Resulting Entity) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the Resulting Entity or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the Resulting Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


         Notwithstanding the foregoing, the Board may deem "consummation of" an event to include a period of time immediately prior to or contemporaneous with the event to enable the Holder to exercise the Award or otherwise realize the benefits of the Award with respect to the underlying shares in the same manner as available to the common stockholders generally as a result of the event, but subject to the occurrence of a Change of Control, and, in the case of an Option,

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

         subject to the payment or any permitted offset of the exercise price and any applicable withholding taxes. For purposes of clause (iii), "entity" means any corporation, limited liability company, partnership or any other statutorily recognized business organization or entity that is similar to a statutory corporation and that can be merged into or combined with a statutory corporation.

     f. "Code" means the Internal Revenue Code of 1986, as amended.

     g. "Committee" means the Management Development and Compensation Committee of the Board, which shall consist solely of two or more directors who qualify as "outside directors" as defined in the regulations under Section 162(m) of the Code and as "non-employee directors" within the meaning of Rule 16b-3 under
Section 16 of the Securities Exchange Act of 1934. In the event that one or more members of the Committee is determined not to comply with these requirements, then the entire Board may serve as the Committee for purposes of the Plan, including ratification of prior grants made by the Committee.

     h. "Company" means Unocal Corporation.

     i. "Comparative Discretionary Cash Flow per Share (Debt Adjusted)" means the Company's Discretionary Cash Flow per Share (Debt Adjusted) compared to the Discretionary Cash Flow per Share (Debt Adjusted) of a selected group of Peer Group Companies.

     j. "Comparative Finding and Development Costs per BOE Added" means the Company's Finding and Development Costs per BOE Added compared to the Finding and Development Costs per BOE Added of the Peer Group Companies.

     k. "Comparative Production and G&A Costs per BOE Added" means the Company's Production and G&A Costs per BOE Added compared to the Production and G&A Costs per BOE Added of the Peer Group Companies.

     l. "Comparative Production Growth per Share (Debt Adjusted)" means the Company's Production Growth per Share (Debt Adjusted) compared to the Production Growth per Share (Debt Adjusted) of the Peer Group Companies.

     m. "Comparative Return to Stockholders" means the Company's return to stockholders compared to the return to stockholders of a selected group of Peer Group Companies. The Committee shall, in it sole discretion, establish the basis for comparing stockholder returns within the first 90 days of the applicable Award Period or Performance Year.

     n. "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     o. "Discretionary Cash Flow Per Share (Debt Adjusted)" means the debt adjusted discretionary cash flow per share for the Company and each applicable Peer Group Company as determined based on such data and pursuant to such procedures as the Committee establishes within the first 90 days of the applicable Award Period.

     p. "Employee" means any person regularly employed by the Company or a Subsidiary on a full-time salaried basis.

     q. "Fair Market Value" means:

          (i) For Options, the average of the reported high and low prices of the Stock as reported in the New York Stock Exchange Composite Transactions quotations on a specified date.

          (ii) For Performance Share Awards, the average of the closing prices of the Stock as reported in the New York Stock Exchange Composite Transactions quotations for the 30 consecutive trading days prior to the "Valuation Date." The "Valuation Date" for the purpose of granting Performance Share Awards shall be the first day of the calendar year in which the Award is made. The "Valuation Date" for the purpose of Performance Share payments shall be the trading day on which the Committee approves the payment.

     r. "Finding and Development Costs Per BOE Added" means finding and development costs per barrel of oil equivalent added as determined in accordance with generally accepted accounting principles and reported in the Company's or a Peer Group Company's 10-K Supplemental Information on Oil and Gas and Exportation and Production Activities.

     s. "Free Cash Flow" means cash flow from operating activities less cash flow used in investing activity.

     t. "Future Year Value Creation" means the sum of (i) the present value of additions to oil and gas reserves through new commercial discoveries, (ii) the increase of the present value of existing assets due to accelerated development or commercialization and (iii) such other value additions as the Committee shall establish within the first 90 days of a Performance Year, each of which shall be determined based on such data and pursuant to such procedures as the Committee establishes within the first 90 days of the applicable Performance Year.

     u. "Holder" means an Employee of the Company or a Subsidiary who has been granted an Option, a Restricted Stock Award, a Performance Share Award or a Performance Restricted Stock Award.

     v. "Net Cash Provided by Operating Activities" means net cash provided by operating activities as determined in accordance with Statement of Financial Accounting Standards No. 95, Statement of Cash Flows.

     w. "162(m) Participant" means an Employee who is an executive officer whose compensation may be subject to the limitation on deductibility under Section 162(m) of the Code, as determined by the Committee in its sole discretion.

     x.  "Option" or  "Nonqualified  Stock  Option" means an Award granted under
Section 7.

     y. "Peer Group Companies" means those companies selected by the Committee, in its sole discretion prior to the expiration of the first 90 days of an Award Period or Performance Year, for the purpose of comparing applicable Performance Criteria during the Award Period or Performance Year. Unless otherwise determined by the Committee at the time of grant, if, during an Award Period or Performance Year, a member of the Peer Group of Companies is acquired by or merged into another company and separate reports with respect to its Performance Criteria are not available, or a member is liquidated or for any other reason does not have separate reports with respect to its Performance Criteria, then such company shall cease to be a member of the Peer Group of Companies.

     z. "Performance Criteria" means:

          (i) with respect to Performance Shares for 162(m) Participants, any one or more of the following: Comparative Return to Stockholders, Comparative Discretionary Cash Flow Per Share, Comparative Production Growth Per Share, Comparative Finding and Development Costs Per BOE Added, and Comparative Production and G&A Costs Per BOE Produced, and

          (ii) with respect to Performance Restricted Stock Awards, any one or more of the following: Comparative Return to Stockholders, ROCE, Future Year Value Creation, and Net Cash Provided by Operating Activities.

     aa. "Performance Restricted Stock" means an Award granted under Section 10.

     bb. "Performance Share" means an Award granted under Section 8.

     cc. "Plan" means the Long-Term Incentive Plan of 2004, as amended from time to time.

     dd. "Production and G&A Costs per BOE Produced" means the Company's or a Peer Group Company's production and general and administrative costs per barrel of oil equivalent determined based on such data and pursuant to such procedures as the Committee establishes within the first 90 days of the applicable Award Period and reported in its 10-K Supplemental Information on Oil and Gas and Exploration and Production Activities.

     ee. "Production Growth Per Share (Debt-Adjusted)" means the Company's or a Peer Group Company's debt adjusted production growth per share determined based on such data and pursuant to such procedures as the Committee establishes within the first 90 days of the applicable Award Period.

     ff. "Program" means the 2004 Management Incentive Program, as amended from time to time.

     gg. "Restricted Stock Award" means an Award granted under Section 9.

     hh. "Retirement" means termination of employment on or after attaining age 65.

     ii. "Return on Capital Employed" or "ROCE" means the Company's net earnings generated relative to the total level of capital (debt and equity) utilized as determined based on such data and pursuant to such procedures as the Committee establishes within the first 90 days of the applicable Performance Year.

     jj. "Stock" means shares of common stock of the Company as defined in Article Fourth of the Company's Certificate of Incorporation and such other stock as shall be substituted for such shares as provided in Section 12.

     kk. "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

     ll. "Voluntary Termination" means any termination of employment by a Holder prior to Retirement other than a termination without Cause or a termination due to death or disability.

3.   Effective Date and Duration

         The Plan shall be effective on February 10, 2004, the date of its approval by the Board (the "Effective Date"). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the fifth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Committee with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

4.   Administration

         The Committee shall administer the Plan. The acts of a majority of the members present at any meeting at which a quorum is present and acts unanimously approved in writing by the Committee shall be deemed the acts of the Committee. The Committee may conduct its meetings in person or by telephone. The Committee may, in its discretion, delegate the authority to grant Awards under the Plan for Employees other than executive officers to a committee of the Board of Directors of the Company.

         No member of the Committee, while serving as such, shall be eligible to receive an Award under the Plan. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable in the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

5.   Grant of Options, Restricted Stock Awards, and Performance Share Awards:
     Shares Subject to the Plan

         The Committee may, from time to time, grant and amend Awards to Employees in accordance with the provisions of the Plan; provided however that:

     a. Subject to Section 12, the aggregate number of shares of Stock made subject to Awards under the Plan may not exceed 12,000,000 shares.

     b. To the extent an Award lapses or the rights of its Holder terminate or are forfeited, any shares of Stock subject to such Award that are not exercised or are forfeited shall again be available to be granted as an Award. Upon the full or partial payment of any option price by the transfer to the Company of Stock or upon satisfaction of tax withholding obligations in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Stock, there shall be deemed to have been issued or transferred under this Plan only the number of shares of Stock actually issued or transferred by the Company less the number of shares of Stock so transferred or relinquished.

     c. Stock delivered by the Company in settlement under the Plan may be from the Company's authorized and unissued Stock or Stock purchased on the open market or by private purchase.

     d. Except as provided in Sections 7(d)(v), 7(e), 8(c), 9(a) or 10(d), the Company shall not distribute Stock until six months have elapsed from the date of the Award under the Plan.

     e. Awards may contain such other provisions as the Committee may determine that are not inconsistent with the terms of the Plan.

6.   Eligibility

         All Employees of the Company and its Subsidiaries (including officers or Employees who are members of the Board of Directors) shall be eligible to be granted Awards under the Plan.

7.   Stock Options

         One or more Options may be granted to any Employee. No person may be granted during any 12-month period Options to acquire more than 600,000 shares of Stock under this Plan. Each Option so granted shall be subject to the following conditions:

     a. Option Price. The option price per share of Stock shall be established by the Committee at the time of grant, but shall be not less than Fair Market Value on the Date of Grant.

     b. Form of Payment. At the time of the exercise of the Option, the option price shall be payable in a combination of cash and/or shares of Stock acceptable to the Committee valued at the Fair Market Value as of the date the Option is exercised, including (if permitted by the Company) proceeds from the sale of Stock acquired by exercise of the Option (a cashless exercise).

     c. Restrictions on Shares Acquired. The Committee may impose restrictions for a specified period (the "Restriction Period") on a portion or all of the shares acquired through exercise of Options in order to promote the share ownership objectives of the Plan.

     d. Stock Option Agreement. Each Option granted under the Plan shall be evidenced by a "Stock Option Agreement" between the Company and the Holder of the Option containing provisions determined by the Committee, which shall include the following terms and conditions:

          (i) Any Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the Committee and set forth in the Stock Option Agreement.

          (ii) Every share purchased through the exercise of an Option shall be paid for in full prior to delivery of stock or, if permitted by the Company, through a cashless exercise. Each Option shall cease to be exercisable, as to any share, when the Holder purchases the share or when the Option lapses.

          (iii) Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by the Holder, his guardian or legal representative, except as permitted pursuant to Section 11(e).

          (iv) Notwithstanding any other provision of the Plan, in the event (A) of a public tender for all or any portion of the Stock of the Company, (B) that a proposal to merge, consolidate, or otherwise combine with another company is submitted for stockholder approval, or (C) another situation exists that the Committee determines is similar thereto then, the Committee may in its sole discretion declare outstanding Options to be immediately exercisable, and it may also include provisions for such events in the Stock Option Agreement.

          (v) The Committee may in its sole discretion declare that outstanding Options that are immediately exercisable, but have not been exercised, will terminate upon (A) a dissolution of the Company, (B) a merger, reorganization, consolidation or similar event that the Company does not survive, or (C) the consummation of a merger, reorganization, consolidation or similar event approved by the Board of Directors, and it may also include provisions for such events in the Stock Option Agreement.

     e. Other Terms and Conditions. Each Option shall become exercisable in such manner (which may include cumulative annual or other installments) on or after such date or dates and within such period or periods, not to exceed ten years from its Date of Grant, as set forth in the Stock Option Agreement. Except as provided in Section 7(d)(v) or upon a Change of Control, no Option granted hereunder shall become exercisable prior to one year from the date of grant.

     f. Option Repricing/Cancellation and Regrant. Except as provided in or pursuant to Section 12, the Committee may not authorize, generally or in specific cases only, for the benefit of any Participant any adjustment in the exercise or purchase price or the number of shares subject to an Option by cancellation of an outstanding Option and a subsequent regranting of an Option, by amendment or by substitution of an outstanding Option without prior approval of the Company's stockholders.

8.   Performance Shares

     a. Awards. Grants of Performance Shares may be made by the Committee during the term of the Plan, which shall be credited to a Performance Share account to be maintained for each such Holder. Each Performance Share shall represent a bookkeeping unit of measurement that is deemed to have a value equivalent to one share of Stock of the Company. Grants of Performance Shares shall be made within the first 90 days to 162(m) Participants and within the first calendar year to other participants of the applicable Award Period. All such grants shall be deemed to have been made on January 1 of the calendar year in which grants are made. In determining the size of Awards, the Committee may take into account a Holder's responsibility level, performance, potential, cash compensation level, and the Fair Market Value of the Company's Stock at the time of Awards, as well as such other considerations as it deems appropriate. During any 12-month period no person may receive more than 30% of the aggregate number of Performance Shares granted or more than 90,000 Performance Shares. Within the first 90 days of the applicable Award Period, the Committee shall establish (i) performance goals based on one or more of the Performance Criteria and (ii) a matrix for determining the percentage by which participants' Performance Shares will be multiplied based on the Company's achievement of such performance goals. In no event shall the matrix allow for a percentage in excess of 200%.

     b. Right to Payment of Performance Shares. Following the end of the Award Period, the Committee shall determine the extent to which the performance goals for the Award Period have been achieved. The Committee shall then multiply the number of each Holder's Performance Shares by the percentage determined under the pre-established matrix to determine the amount payable to each Holder (the "Payout Shares").

     Each Holder of Performance Shares shall be entitled at the end of an Award Period to a dollar amount equal to the Fair Market Value of his Payout Shares as of the Valuation Date. In no event shall the Fair Market Value of the Payout Shares exceed 400% of the Fair Market Value of the initial Award of Performance Shares.

     c. Timing and Form of Payment. No payment of Performance Shares shall be made prior to the end of an Award Period, but payment shall be made as soon as practicable thereafter. The Committee may authorize payment in a combination of cash and/or Stock, as it deems appropriate. Stock delivered in payment of Performance Shares may be shares purchased for the account of the Holder or authorized and unissued shares, or any combination thereof. The number of shares of Stock to be paid in lieu of cash will be determined by dividing the portion of the payment not paid in cash by:

          (i) The average of the reported high and low prices of the Stock as reported in the New York Stock Exchange Composite Transactions quotations on the date on which the shares are issued, or

          (ii) The price per share paid for shares purchased for a Holder's account should the Company purchase shares on behalf of a Holder.


         Notwithstanding any other provision of the Plan, in the event (A) of any public tender for all or any part of the Stock of the Company, (B) that any proposal to merge, consolidate or otherwise combine the Company with another company is submitted for stockholder approval, or (C) another situation exists which the Committee determines is similar thereto, then the Committee may in its sole discretion declare any Award Period ended as of a specific date and accelerate payments of such Performance Share Awards to Holders in amounts at least equal to the number of Performance Shares credited to each Holder's Performance Share account at the beginning of the Award Period, and it may also include provisions for such events in the Performance Share Award.

     d. Termination of Employment. In the event a Holder terminates employment during an Award Period, payout shall be as follows:

          (i) Termination determined by the Committee to be at the convenience of the Company and not for Cause or for performance inadequacy:

               - Payout shall be made at the end of the Award Period and shall be prorated for service during the period.

          (ii) Resignation or discharge other than pursuant to Section 8(d)(i):

               -    The Award shall be completely forfeited.

          (iii) Retirement:

               - Payout shall be made at the end of the Award Period and shall be prorated for service during the period.

          (iv) Early retirement:

               - If at the Holder's request, the Award shall be completely forfeited.

               - If at the Company's request, payout shall be at the end of the Award Period and shall be prorated for service during the period.

          (v) Death or Total and Permanent Disability:

               - Payout shall be at the end of the Award Period and shall be prorated for service during the period.

9.   Restricted Stock Awards

     a. Restriction Period. A Restricted Stock Award may be granted by the Committee to any Employee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award which shall be not less than four years. Each Restricted Stock Award may have a different Restriction Period, at the discretion of the Committee. In the event (i) of a public tender for all or any portion of the Stock of the Company, (ii) that any proposal to merge, consolidate, or otherwise combine the Company with another company is submitted for stockholder approval, or (iii) another situation exists which the Committee determines is similar thereto, then the Committee may in its sole discretion change or eliminate the Restriction Period, and it may also include provisions for such events in the Restricted Stock Award.

     b. Other Terms and Conditions. Subject to the terms of the Plan, the Committee shall determine the terms and conditions applicable to any particular grant of a Restricted Stock Award. The Holder shall have the right to enjoy all stockholder rights during the Restriction Period with the exception that:

          (i) The Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Stock during the Restriction Period, except as permitted pursuant to Section 11(e).

          (ii) Any breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award, and any dividends withheld thereon.

          (iii) Cash and stock dividends may either be currently paid or withheld by the Company for the Holder's account. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Committee.

     c. Termination of Employment. The Committee shall establish, and set forth in the applicable Restricted Stock Award, the effect of a termination of employment on the rights and benefits of a Restricted Stock Award and, in doing so, may make distinctions based upon, inter alia, the reason for the termination of employment.

10.  Performance Restricted Stock Awards

     a. General. Grants of Performance Restricted Stock Awards may be made by the Committee during the term of the Plan. A Performance Restricted Stock Award is an award of restricted shares based on the Company's performance over the immediately preceding calendar year (a "Performance Year"). The first Performance Year shall be 2004. The maximum number of shares that may be granted subject to Performance Restricted Stock Awards in any Performance Year is 800,000 shares.

     b. Awards to 162(m) Participants. Within the first 90 days of a Performance Year, the Committee shall establish (i) the target number of restricted shares to be granted as a Performance Restricted Stock Award to each 162(m) Participant, (ii) the performance goals based on one or more of Comparative Return to Shareholders, ROCE, Free Cash Flow and Net Cash Provided by Operating Activities for the Performance Year, and (iii) the extent to which the individualized target Performance Restricted Stock Awards will be granted, if at all, based on the attainment of those performance goals. Following the end of such Performance Year, the Committee shall determine the extent to which the pre-established performance goals were met and the corresponding number of restricted shares subject to each 162(m) Participant's Performance Restricted Stock Award, if any. The Committee may reduce (but not increase) the number of shares subject to each such Award based on such criteria as the Committee, in its sole discretion may determine, including but not limited to Future Year Value Creation and individual performance.

     c. Awards to Non-162(m) Participants. For each Performance Year, the Committee shall establish individual target restricted stock awards for the participants who are not 162(m) Participants based upon such criteria as the Committee, in its sole discretion may determine, which criteria may include, but is not limited to, one or more of the following: ROCE, Free Cash Flow, Future Year Value Creation, salary grade and salary. Following the end of the Performance Year and subject to the number of restricted shares available for grant after the award of Performance Restricted Stock Awards to 162(m) Participants, the Committee shall have the sole discretion to determine the actual number of shares subject to each Performance Restricted Stock Award, which amounts may be greater or lesser than the target amounts, on the basis of factors such as, but not limited to, the following:

          (i) Comparison of actual operational or financial results to plans or goals, adjusted for external factors such as changes in market prices,

          (ii) Individual performance of Employees selected to participate in the Plan, and

          (iii) Reasonableness of total cash compensation.

     d. Restriction Period. At the time a Performance Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Performance Restricted Stock Award, which shall be not less than four years (subject to Section 10(b)). Each Performance Restricted Stock Award may have a different Restriction Period, at the discretion of the Committee. In the event (i) of a public tender for all or any portion of the Stock of the Company, (ii) that any proposal to merge, consolidate or otherwise combine the Company with another company is submitted for stockholder approval, or (iii) another situation exists that the Committee determines is similar thereto, then the Committee may in its sole discretion change or eliminate the Restriction Period, and it may also include provisions for such events in the Performance Restricted Stock Award.

     e. Other Terms and Conditions. The provisions of Section 9(b) shall apply to Performance Restricted Stock Awards granted pursuant to Section 10.

     f. Termination of Employment. The provisions of Section 9(c) shall apply to Performance Restricted Stock Awards granted pursuant to Section 10.

     g. Distribution. Except as provided in Section 10(d), in no event shall Stock be delivered prior to six months from the date of grant.

11.  General

     a. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act") any of the shares of Stock paid under the Plan. If the Stock issued under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     b. Tax Withholding. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as required by law to be withheld with respect to such cash payments, and, in the case of Awards paid in Stock, the Employee or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock. The Company may, in lieu of requiring cash payment of any such taxes, elect to withhold from Stock payments a number of whole shares of Stock with a value equal to the minimum applicable withholding obligation on vesting or payment. Valuation for this purpose shall be the average of the reported high and low prices of the Stock as reported in the New York Stock Exchange Composite Transactions quotations for the first trading date following the Award or Restriction Period, unless the Committee determines that it is appropriate to value the Stock on some other date for this purpose. Shares in no event may be withheld in excess of the minimum number required for tax withholding under applicable law.

     c. Claim to Awards and Employment Rights. No Employee or other person shall have any claim or right to be granted an Award under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or a Subsidiary.

     d. Beneficiaries. Any payment of Awards due under this Plan to a deceased Holder shall be paid to the beneficiary designated by the Holder in writing and filed with the Company. If no such beneficiary has been designated, payment shall be made to the Holder's surviving spouse. If the Holder has not designated a beneficiary and has no surviving spouse, payment shall be made to the Holder's legal representative. A beneficiary designation may be changed or revoked by a Holder at any time, provided the change or revocation is filed in writing with the Committee.

     e. Nontransferability. A Holder's rights and interests under the Plan, including amounts payable, may not be assigned, pledged, or transferred except, in the event of an Employee's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution, except as may be permitted by the Committee in its sole discretion. The Committee, in its sole discretion, may permit transfers of Options, Performance Restricted Stock and/or Restricted Stock Awards to an Employee's family members and entities (including trusts, corporations, partnerships, and limited liability companies) that are established for the exclusive benefit of or are owned solely by family members and may prescribe such rules and limitations as it deems appropriate regarding such transfers, taking into account tax considerations, the impact of Section 16 of the Securities Exchange Act of 1934, the need to register shares under the Securities Act of 1933 and any applicable State Blue Sky Laws, and any other relevant considerations. The above transfer restrictions shall not apply to transfers pursuant to a court order, including, but not limited to, any domestic relations orders.

     f. Indemnification. Each person who is or shall have been a member of the Committee or the Board, including the Employee directors, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit or proceeding against him. He shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     g. Reliance on Reports. Each member of the Committee and the Board, including the Employee directors, shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     h. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under a pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary.

     i. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

     j. Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

     k. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.  Changes in Capital Structure

         Options, Restricted Stock Awards, Performance Share Awards, Performance Restricted Stock Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee as to the number and price of shares of Stock or other considerations subject to such Awards in the event of changes in the outstanding Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Options or Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan and Program may be appropriately adjusted by the Committee, whose determination shall be conclusive.

13.  Amendments and Termination

         The Board may at any time terminate the Plan and, subject to Section 7(f), with the express written consent of a Holder, the Board or Committee may cancel, reduce or otherwise alter his outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part. Notwithstanding the foregoing, to the extent then required by Section 7(f), applicable law or any applicable listing agency, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

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